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Exhibit 10.36

Summary Sheet for Executive Cash Compensation

Base Salaries

        The following table sets forth the base salaries for 2005 provided to our chief executive officer and four most highly compensated executive officers, which salaries were determined by the Compensation Committee in December 2004 and remained unchanged from 2004 at the request of management:

Name	2005 Base Salary
Robert B. Grieve	$341,000
Jason A. Napolitano	$221,500
Carol T. Verser	$198,000
Joseph H. Ritter	$190,000
Michael A. Bent	$157,000

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  Exhibit 10.36
Summary Sheet for Executive Cash Compensation